Q1 2026 EARNINGS INVESTOR PRESENTATION April 28, 2026

21Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to First Busey Corporation’s (“Busey’s”) financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economies and financial markets (including effects of inflationary pressures, the threat or implementation of tariffs, trade wars, and changes to immigration policy); (2) changes in, and the interpretation and prioritization of, local, state, and federal laws, regulations, and governmental policies (including those concerning Busey's general business); (3) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, military conflicts, acts of war or threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets (including the conflicts in the Middle East and Russia’s invasion of Ukraine); (4) unexpected results of acquisitions, including the acquisition of CrossFirst, which may include the failure to realize the anticipated benefits of the acquisitions and the possibility that the transaction and integration costs may be greater than anticipated; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by Busey's commercial borrowers; (6) the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry, including investor and depositor sentiment regarding bank stability and liquidity; (7) new or revised accounting policies and practices as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board; (8)  changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (9)  increased competition in the financial services sector (including from non-bank competitors such as credit unions, digital asset service providers, private credit, and fintech companies) and the inability to attract new customers; (10)  technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (11)  the loss of key executives or associates, talent shortages, and employee turnover; (12) unexpected outcomes and costs of existing or new litigation, investigations, or other legal proceedings, inquiries, and regulatory actions involving Busey (including with respect to Busey’s Illinois franchise taxes); (13) fluctuations in the value of securities held in Busey’s securities portfolio, including as a result of changes in interest rates; (14) credit risk and risk from concentrations (by type of borrower, geographic area, collateral, and industry), within Busey's loan portfolio and large loans to certain borrowers (including commercial real estate loans); (15)  the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversify their exposure; (16)  the level of non-performing assets on Busey’s balance sheets; (17) interruptions involving information technology and communications systems or third-party servicers; (18) breaches or failures of information security controls or cybersecurity- related incidents; (19) the economic impact on Busey and its customers of climate change, natural disasters, and exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts; (20) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact Busey's cost of funds; (21) the ability to maintain an adequate level of allowance for credit losses on loans; (22) the effectiveness of Busey’s risk management framework; and (23)  the ability of Busey to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect Busey’s financial results, is included in Busey’s filings with the Securities and Exchange Commission. Forward-Looking Statements

31Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 4 1Q26 Review 5 Investment Highlights 6 Earnings Performance 7 Strategically Configured Regional Operating Model 8 High Quality Loan Portfolio 9 Well-Diversified & Conservatively Underwritten Portfolio 10 Pristine Credit Quality 11 Top Tier Core Deposit Franchise 12 Net Interest Margin 13 Diversified and Significant Sources of Noninterest Income 14 Wealth Management 15 Focused Control on Expenses 16 Robust Capital Foundation 17 Appendix: 18 Seasoned Leadership Team 19 Purchase Accounting Projections 20 Non-GAAP Financial Information 21

41Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) Holding company of a 158+ year old bank Corporate headquarters in Leawood, KS ▪ Treasury Management Services and Payment Solutions $18.0 Billion Total Assets 1 $15.6 Billion Wealth Assets Under Care 1 $2.3 Billion Market Cap 1 ▪ Premier Commercial Banking Franchise with attractive market footprint ▪ Full-service Trust Company 1 Total Assets and Wealth Assets Under Care as of 3/31/26. Market cap as of 4/27/26 Powerful Combination of Banking, Wealth, and Payments Sizable business lines that provide a full suite of solutions to our clients at every stage of their business and personal life

1Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 5

1Q26 Review

Improving Profitability

- Profitability was strong with a **1.42% adj. ROAA**[1], a **14.12% adj. ROATCE**[1], and **54.8% efficiency ratio**[1] in 1Q26, compared to 1.09% adj. ROAA[1], 11.25% adj. ROATCE[1], and 58.7% efficiency ratio[1] in 1Q25
- NIM **up 6 bps QoQ** and **up 61 bps YoY** as the company continues to demonstrate disciplined loan pricing and strong deposit cost control

1Q26 Summary Income Statement



$ in millions
$154.0
$43.2
-$112.8
1.26% Allowance/ Loans
-$3.1
21.48% Effective Tax Rate
-$13.7
-$4.4
-$4.6
$58.6
Net Interest Income
Adj. Noninterest Income[1]
Adj. Noninterest Expense[1]
Provision for credit losses
Income Taxes
Reversal of tax benefit from non-operating costs
Preferred Dividend
Adj. Net Income to Common Shareholders[1]

Wealth management exhibits excellent performance

- Assets Under Care of $15.6 billion at 3/31/26, as net AUC inflows across our footprint helped to soften the impacts from lower markets during the quarter
- 1Q26 Wealth segment revenue of $19.5 million was a **new quarterly record** (supported by typical seasonally high Ag Services revenue), following the FY 2025 wealth segment revenue of $70.2 million being the **highest in company history**

Tangible Book Value grows year-over-year as Share Repurchase Plan remains active

- TBV per share up $1.52/share, or 8%, YoY; TBV per share plus dividend up 14%
- Since embarking on share repurchase initiative in March 2025, **repurchased over 6% of the total common shares** that were outstanding at 3/31/25

Repurchase Plan Update	Common Shares Repurchased	Average Price	$ Return to Shareholders
FY 2025	3.06 million	$22.81	$69.9 million
1Q26	2.62 million	$25.07	$65.6 million
Total	5.68 million	$23.85	$135.5 million

Financial Results

Metric	4Q25	1Q26
Adj. Diluted EPS[1]	$0.68	$0.67
Adj. Net Income to Common S/H[1]	$61 million	$59 million
Total Operating Revenue[1]	$201 million	$197 million
Net Interest Margin[1]	3.71%	3.77%
Net Interest Income	$158 million	$154 million
Adj. Noninterest Income[1]	$43 million	$43 million
Adj. Pre-Provision Net Revenue[1]	$85 million	$84 million
Adj. PPNR ROAA[1]	1.85%	1.89%
Adj. ROAA[1]	1.41%	1.42%
Adj. ROATCE[1]	14.32%	14.12%
Efficiency Ratio[1]	55.0%	54.8%
Total Assets	$18.1 billion	$18.0 billion
Total Loans	$13.6 billion	$13.5 billion
Total Deposits	$14.9 billion	$14.7 billion
TBV / Share[1]	$20.23	$20.14

Balance sheet contracted due partially to anticipated seasonal patterns; asset quality remains strong

- Loans declined by $108 million influenced by steady payoff headwinds and typical lighter first quarter loan production; asset quality remains strong with NPAs / Assets now at 0.28%, reserve coverage at 1.26% of total loans, and 22 bps of NCOs during 1Q26
- Deposits declined by $170 million, partially related to seasonal public funds and business outflows that are anticipated to substantially return in 2Q26 and 3Q26

[1] Non-GAAP calculations, see Appendix

1Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 6

Investment Highlights

Balance Sheet Strength

- High quality, commercially-oriented loan portfolio is well-diversified by sector and geographic location and conservatively underwritten with low levels of concentration; strong reserve levels with allowance/loans at 1.26%
- Stable, low-cost core deposit franchise: 93.7% core deposits[1], 23.9% of total deposits were noninterest-bearing, 37.4% of total deposits were priced at 1 basis point or less, and 1.81% total cost of deposits in 1Q26
- Resilient liquidity profile with available sources of on- and off-balance sheet liquidity[2] totaling $8.6 billion
- Robust capital foundation with capital ratios at $800 million+ excess over well-capitalized minimums with capital buffer: TCE/TA of 9.8%, CET1 of 12.3%, and Total Capital of 15.9% at 3/31/26[3]

Attractive Profitability and Returns

- Long history of quality earnings performance
- Substantial improvements in ROAA[1], ROATCE[1], Net Interest Margin[1], and Efficiency Ratio[1] over the last twelve months as synergy realization ramped up from recently integrated CrossFirst acquisition
- Quarterly common stock dividend of $0.26 (3.9% yield)[5], increased by $0.01, or 4%, in Jan. 2026
- Active share repurchase program with $135.5 million, or over 6% of outstanding common shares, repurchased during the last twelve months

Disciplined Growth Strategy Driven by Regional Operating Model

- Organic growth powered by an approach that brings the full capabilities of commercial, wealth, and payments to each community through local leadership and autonomy
- Anticipated primary organic growth drivers are expansion in new high-growth markets, successful hiring/ retaining of top-tier talent, and delivering the full suite of solutions to the entirety of the client base
- Efficient branch network — average deposits per branch of $184 million at 3/31/26
- Executed nine strategic acquisitions over the last decade to enhance franchise value without unduly diluting shareholders, including the TBV-accretive acquisition of the $7.5 billion asset CrossFirst Bank in 2025

Financial Highlights

$ in billions	1Q26 Metrics better than KRX median in **bold**	*KRX Median MRQ [4]*
Total Assets	$18.0	*$29.4*
Total Loans	$13.5	*$21.4*
Total Deposits	$14.7	*$24.4*
Total Wealth AUC	$15.6	*NM*
TCE Ratio[1]	**9.8 %**	*8.9 %*
CET1 Ratio[3]	**12.3 %**	*12.2 %*
NPA/Assets	**0.28 %**	*0.45 %*
Net Interest Margin [1]	**3.77 %**	*3.59 %*
Adj. Nonint. Income % of Operating Revenue [1]	**21.9 %**	*16.7 %*
Adj. PPNR ROAA [1]	**1.89 %**	*1.78 %*
Adj. ROAA [1]	**1.42 %**	*1.32 %*
Adj. ROATCE [1]	14.1 %	*14.6 %*
Efficiency Ratio [1]	**54.8 %**	*54.9 %*
Market Cap [5]	$2.3	*$4.5*
Dividend Yield [5]	**3.9%**	*3.0 %*
Price / TBV [5]	1.3x	*1.7x*
Price / 2026E [6]	10.4x	*10.9x*

[1] Non-GAAP calculation, see Appendix | [2] On- and off-balance sheet liquidity is comprised of cash and cash equivalents, debt securities excluding those pledged as collateral, brokered deposits, and Busey's borrowing capacity through its revolving credit facility, the FHLB, the Federal Reserve Bank, and federal funds purchased lines | [3] 1Q26 capital ratios are preliminary estimates | [4] Most recent quarter reported for KRX components as of 4/27/26 | [5] Market Data for BUSE updated to close on 4/27/26 | [6] Based on consensus median net income of covering analysts as of 4/27/26

71Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $12.33 $31.22 FY 201 5 FY 201 6 FY 201 7 FY 201 8 FY 201 9 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FY 2025 2026 Q1 $10 $20 $30 $39.9 $57.2 $57.4 $60.6 $58.6 $0.57 $0.63 $0.64 $0.68 $0.67 Adj. Net Income Avail. to Common S/H Adj. EPS 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 11.3% 14.4% 14.0% 14.3% 14.1% 1 .09% 1 .21% 1 .33% 1 .41% 1 .42% Adj. ROATCE Adj. ROAA 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 1 Non-GAAP calculation, see Appendix | 2 Includes cumulative dividends per share over the period | 3 Market Data for BUSE updated to close on 4/27/26 Earnings Performance Adjusted Net Income & Earnings Per Common Share 1 Adjusted ROATCE & Adjusted ROAA 1 $ in millions $0.36 $0.67 201 6 Q1 201 7 Q1 201 8 Q1 201 9 Q1 2020 Q1 2021 Q1 2022 Q1 2023 Q1 2024 Q1 2025 Q1 2026 Q1 $0.25 $0.50 $0.75 Earnings Track Record: Adj. EPS 10-Year Trend +9.49% CAGR +$18.89 Current common stock dividend yield of 3.9%3 Tangible Common BV 1 / Share (ex-AOCI) + Dividends 2

81Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Strategically Configured Regional Operating Model Focused on bringing the full breadth of commercial, wealth, and payments to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate Life Equity Lending Structured Finance Energy Banking SBA Lending $7.7B deposits $2.4B deposits $4.6B loans $13B AUC $3B AUC $2.0B loans $3.0B deposits $2.0B loans $0.8B deposits $1.1B loans $0.7B deposits $1.8B loans $1.5B loans Enterprise-wide sales structure is organized by region – bringing full capabilities and the complete Busey experience to each community through local leadership and autonomy Notes: Balances based on origination location; data as of 3/31/26 | St. Louis MSA markets were recategorized into the Midwest region in 1Q26 (previously categorized in East region)

1Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 9

High Quality Loan Portfolio

Loan Portfolio Composition

As of 3/31/26


Other
4%
Commercial & Industrial
30%
Residential Real Estate
16%
Real Estate Construction
8%
Non-Owner-Occupied CRE
31%
Owner-Occupied CRE
11%
Total Loan Portfolio:
$13.5
Billion

Commercially-oriented portfolio is **well-diversified** by sector and geographic location and conservatively underwritten with **low levels of concentration**

Commercial Loans / Total Portfolio	*100/300 Test*
80%	**46% C&D / 229% CRE**

While maintaining focus on our guiding principles of **pristine asset quality**

Classified Assets / Capital [1]	*NPLs / Total Loans*
9.4%	**0.35%**
KRX Median MRQ [2]	*KRX Median MRQ [2]*
11.3%	*0.56%*

Loan Yield

Disciplined loan pricing remains a key enterprise-wide priority


Net New Funding Yield
Loan Yield
SOFR 30D (Avg)
6.91%
7.13%
7.06%
6.35%
6.49%
5.76%
6.22%
6.20%
6.10%
6.03%
4.36%
4.33%
4.35%
4.09%
3.68%
3/31/25
6/30/25
9/30/25
12/31/25
3/31/26

Loan Portfolio Regional Segmentation [3]

Portfolio	2025 Q4	QoQ Δ	2026 Q1	% of Total
$ in millions				
East (Chicago, Southwest FL)[4]	$2,519	+$34	$2,553	19.0 %
Midwest (Central IL, Indy, St. Louis)[4]	$4,732	-$114	$4,618	34.3 %
Central (KC, Wichita, OKC, Tulsa)	$2,029	-$64	$1,965	14.6 %
Texas (Dallas, Fort Worth)	$1,770	-$19	$1,751	13.0 %
West (AZ, CO, NM)	$1,006	+$47	$1,053	7.8 %
Verticals	$1,511	+$9	$1,520	11.3 %
Total Loans	**$13,568**	-$108	**$13,460**	100 %

Majority of loan contraction in the Midwest region is due to several larger C&I and CRE payoffs in the St. Louis market

Central region continued to generate new client production, but experienced headwind from PCD loan payoffs of ~$50 million during the quarter

West region produced growth of 4.6% QoQ; driven by production from new hires and retained talent in Phoenix, Denver, and Colorado Springs markets

Life Equity Lending continued to provide strong loan production that offset slight declines in other verticals to drive net positive growth during quarter

1Q26 Loan Balances Change

Seasonally slow new production during the quarter and payoff headwinds contributed to anticipated QoQ balance decline


$ in millions
+$500
+$250
$0
+$319
+$95
-$69
-$263
-$190
New Loan Production
Net Line of Credit Draws
PCD Loan Payoffs
Other Payoffs[5]
Amortization

[1] Capital is Busey Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses | [2] Most recent quarter reported for KRX components as of 4/27/26 | [3] Based on loan origination
[4] St. Louis MSA markets were recategorized into the Midwest region in 1Q26 (previously categorized in East region) | [5] Includes $7.4 million of net charge-offs, which represent an immaterial percentage of other payoffs

1Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 10

Well-Diversified & Conservatively Underwritten Portfolio

Investor-Owned CRE [1]

$ in millions Property Type	3/31/26 Balances	% of Total Loans	3/31/26 Classified Balances
Apartments	$1,153.0	8.6 %	$0.0
Industrial/Warehouse	921.4	6.8 %	0.1
Retail	776.2	5.8 %	0.0
Traditional Office	508.5	3.8 %	0.5
Land Acq. & Dev.	396.2	2.9 %	11.8
Hotel	338.9	2.5 %	0.0
Student Housing	274.2	2.0 %	0.0
Specialty	237.6	1.8 %	0.0
Senior Housing	159.5	1.2 %	0.0
Self-Storage	146.8	1.1 %	0.0
Medical Office	137.9	1.0 %	0.0
Other	168.5	1.3 %	0.0
Grand Total	**$5,218.7**	**38.8 %**	**$12.4**

Only 0.2% of total CRE-I loans are classified

100/300 Test:
46% C&D
229% CRE-I

Owner-Occupied CRE

$ in millions Property Type	3/31/26 Balances	% of Total Loans	3/31/26 Classified Balances
Industrial/Warehouse	$492.2	3.7 %	$11.3
Specialty	327.1	2.4 %	6.5
Traditional Office	210.1	1.6 %	1.2
Medical Office	150.1	1.1 %	0.0
Restaurant	116.7	0.9 %	8.9
Retail	110.4	0.8 %	1.7
Other	16.9	0.1 %	3.6
Grand Total	**$1,423.5**	**10.6 %**	**$33.2**

Only 2.3% of total OOCRE loans are classified

Lower risk profiles as underwritten to the primary occupying business and are not as exposed to lease turnover risks

Commercial & Industrial (C&I)

$ in millions NAICS Sector	3/31/26 Balances	% of Total Loans	3/31/26 Classified Balances
Finance and Insurance	$804.6	6.0 %	$14.4
Manufacturing	468.4	3.5 %	57.4
Real Estate, Rental and Leasing	381.9	2.8 %	3.5
Food Services, Drinking Places	330.3	2.5 %	8.0
Wholesale Trade	247.1	1.8 %	9.2
Construction	229.6	1.7 %	3.4
Other Services (ex. Public Admin)	223.9	1.7 %	2.7
Mining, Quarrying, Oil, Gas	217.4	1.6 %	0.0
Retail Trade	179.1	1.3 %	4.0
Agriculture, Forestry, Fishing	161.7	1.2 %	4.8
Transportation	151.3	1.1 %	9.0
Health Care and Social Assist.	148.3	1.1 %	9.7
Professional, Scientific, Tech	129.9	1.0 %	16.5
Educational Services	111.0	0.8 %	0.1
Other	297.7	2.2 %	15.7
Grand Total	**$4,082.2**	**30.3 %**	**$158.4**

Majority of the Finance & Insurance portfolio (represents 20% of C&I loans, or 6% of total loans) is secured by marketable securities

C&I lines of credits have an overall utilization of 51%, demonstrating substantial borrowing capacity and appropriate revolving of most lines

[1] Investor owned CRE (CRE-I) includes C&D, Multifamily and non-owner occupied CRE

Note: Minor difference in balances from above charts and consolidated balances reported elsewhere is attributable to purchase accounting, deferred fees & costs, and overdrafts

111Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Conservative underwriting and strong portfolio management has resulted in a continued legacy of pristine credit quality ▪ Processes in place that identify any early warning indicators and proactively engage the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession) ▪ Loans 90+ days past due and still accruing of $0.8 million at 3/31/26, or 0.01% of total loans, and loans 30-89 days past due represent 0.13% of total loans ▪ OREO and repossessed asset balances total $3.3 million at 3/31/26, down from $4.6 million at 12/31/25 due to successful disposition of certain assets ▪ 1Q26 net credit provision expense of $3.1 million 1 Average loans was calculated as the average of the ending portfolio loan balances over the most recent four quarters Pristine Credit Quality Nonperforming Assets / Total Assets Net Charge-Offs / Average Loans (Annualized) 1 0.1 3% 0.06% 0.1 9% 0.32% 0.28%0.23% 0.31% 0.46% 0.39% Busey KRX Median 2022 YE 2023 YE 2024 YE 2025 YE 2026 Q1 $ in millions $ in millions BUSE NPAs $16.6 $7.9 $23.3 $58.1 $49.9 BUSE NCOs $0.9 $2.3 $18.2 $5.8 $7.4 0.01% 0.03% 0.23% 0.1 7% 0.22% 0.05% 0.1 6% 0.1 9% 0.1 6% Busey KRX Median 2022 YE 2023 YE 2024 YE 2025 Q4 2026 Q1 ▪ Reserves + purchase accounting marks / loans = 1.86% ▪ Allowance to Nonperforming Loans coverage of 3.63 x Allowance / Loans 1 .1 9% 1 .20% 1 .08% 1 .28% 1 .26% 1 .07% 1 .1 7% 1 .1 7% 1 .22% Busey KRX Median 2022 YE 2023 YE 2024 YE 2025 YE 2026 Q1

121Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Midwest region impacted by outflows of seasonal public funds that are expected to rebuild in 2Q26 and 3Q26, consistent with prior years Noninterest- bearing 24% Interest-bearing 21 % Savings & Money Market 39% Time <250k 1 0% Time >250k 6% 1 Non-GAAP calculation, see Appendix | 2 St. Louis MSA markets were recategorized into the Midwest region in 1Q26 (previously categorized in East region) Loan to Deposit Ratio 91.3% Core Deposits 1 93.7% MRQ Avg Cost of Total Deposits 1.81% % of Total Deposits priced at 1 bp or less 37.4% Average Deposits per Branch $184 million Top Tier Core Deposit Franchise Deposit Portfolio Composition Total Deposits: $14.7 Billion Deposit Portfolio Regional Segmentation Portfolio 2025 Q4 QoQ ∆ 2026 Q1 % of Total East (Chicago, Southwest FL)2 $2,401 +$9 $2,410 16.4 % Midwest (Central IL, Indy, St. Louis)2 $7,876 -$178 $7,698 52.2 % Central (KC, Wichita, OKC, Tulsa) $2,953 +$12 $2,965 20.1 % Texas (Dallas, Fort Worth) $721 -$23 $698 4.7 % West (AZ, CO, NM) $797 +$6 $803 5.4 % Verticals $158 +$4 $162 1.1 % Total Deposits $14,906 -$170 $14,736 100% $ in millions 1 .91% 2.21% 2.1 5% 1 .91% 1 .81% 2.00% 2.00% 1 .99% 1 .89% Busey KRX Median 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 1 .00% 1 .50% 2.00% 2.50% 3.00% Successful Post-Acquisition Deposit Optimization Strategy: Total Cost of Deposits vs. Peers 37% deposit beta during 1Q26 53% deposit beta since 2Q25 3/1/25: Closed acquisition of CrossFirst Bankshares 6/28/25: Merged CrossFirst Bank into Busey Bank As of 3/31/26 ▪ Spot total deposit cost was 1.81% at 3/31/26, compared to 1.80% at 12/31/25 ▪ Brokered deposits are less than 1% of total deposits ▪ New CD production in 1Q26 had a weighted-average term of 7.4 months and a weighted-average rate of 3.3%; CD repricing anticipated to be beneficial in 2Q26 2Q26 3Q26 4Q26 Balances ($ millions) $1,268 $666 $132 Weighted Average Rate 3.8% 3.3% 2.3 % CD Maturity Schedule as of 3/31/26 Deposit Costs expected to remain stable Texas demonstrated momentum on core deposit gathering during quarter, but was pressured by one outsized transactional ICS deposit outflow

131Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $1 03.7 $1 53.2 $1 55.1 $1 57.6 $1 54.0 $101.0 $146.1 $149.2 $152.4 $148.6 $2.7 $7.1 $5.9 $5.2 $5.4 Net Interest Income Purchase Accounting Accretion 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 5.08% 5.63% 5.63% 5.53% 5.51% 2.02% 2.29% 2.22% 1 .97% 1 .89% 3.1 6% 3.49% 3.58% 3.71% 3.77% Earning Assets Cost of Funds NIM 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 1 Tax-equivalent adjusted amounts; Non-GAAP, see Appendix 2 Based on a static balance sheet that is projected over one- and two-year time horizons, with net interest income calculated under current market rates assuming permanent instantaneous shifts $ in millions Factors contributing to the QoQ +6 bps NIM expansion Net Interest Margin Trend 1Net Interest Income Trend Net Interest Margin Note: Company Purchase Accounting Schedule in appendix Avg IE Assets ($B) $13.36 $17.70 $17.27 $16.94 $16.67 2Q26 - 4Q26 2027 2028 Roll-off Cash Flow ($ millions) $303 $321 $322 Approximate Roll-off Yield 3.2% 3.1% 3.0% 2Q26 - 4Q26 2027 2028 Balances ($ millions) $842 $982 $708 Weighted Average Rate 4.8% 4.9% 5.4 % Scheduled Maturities / Repricing of Fixed Rate Loans Roll-off of Securities ▪ Continued to benefit from the substantial amount of low-yield loans and securities rolling off into higher-yield products 1Q26 Net New Loan Funding Yield: 6.49% New Securities purchased at: ~4.75% Net Interest Income Rate Sensitivity 2 Rate Shock Year 1 NII Impact Year 2 NII Impact +200  bps +4.3% +5.0% +100  bps +2.3% +2.7% -100  bps -1.3% -2.5% -200  bps -1.3% -4.2 % Balance sheet remains well- positioned for rate neutrality ▪ Reduced deposit costs by 10 bps QoQ (37% quarterly beta) by applying measured rate cutting initiatives to optimize funding costs ▪ Net interest income declined $3.6 million QoQ, primarily due to lower day count in the first quarter

141Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Minimal contribution from other service charges such as NSF, overdraft, and consumer deposit fees Payment Technology Solutions includes lockbox/ACH payment processing, merchant services, online payments, and other electronic payments Treasury Management Services includes commercial cash management services, wires, and other commercial business service charges 1 1Q26 adjusted noninterest income contributed 21.9% of total operating revenue (excludes net securities gains) | 271.1% of 1Q26 adjusted noninterest income is contributed by wealth management fees, wealth management referral income included in other noninterest income, payment technology solutions revenue, and revenue lines managed by treasury management division (treasury management services revenue and corporate credit card interchange) | 3 Non-GAAP calculation, see Appendix | 4 1Q25 Noninterest Income only includes one month of contribution from CrossFirst, as acquisition was completed on 3/1/25 5 Approximately $0.2 million of Other Noninterest Income was attributable to the wealth segment in 1Q25 and 1Q26 $1 40.7 $1 92.0 $1 96.7 $200.9 $1 97.2 $37.0 $38.9 $41.5 $43.4 $43.2 $103.7 $153.2 $155.1 $157.6 $154.0 26.3% 20.2% 21 .1% 21 .6% 21 .9% Adj. Nonint. Inc. Net Interest Income Adj. Nonint. Inc./Op. Rev. 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 $ in millions Noninterest Income Detail 2025 Q1 4 YoY Change 2026 Q1 % of Total (Adj.) Wealth Management Fees $17,364 +12% $19,370 44.8 % Payment Technology Solutions 5,073 0% 5,077 11.8 % Treasury Management Services 3,017 +60% 4,826 11.2 % Card Services and ATM Fees 3,709 +25% 4,646 10.8 % Other Service Charges on Deposit Accounts 1,533 -2% 1,506 3.5 % Mortgage Revenue 329 +33% 438 1.0 % Income on Bank Owned Life Insurance 1,446 +12% 1,616 3.7 % Other Noninterest Income5 4,520 +27% 5,726 13.3 % Adjusted Noninterest Income $36,991 +17% $43,205 100 % Net Securities Gains (Losses) (15,768) (940) Total Noninterest Income $21,223 +99% $42,265 $ in thousands Adjusted Noninterest Income / Operating Revenue 3 Sources of Noninterest Income Diversified and Significant Sources of Noninterest Income Capital Markets activities drove YoY growth momentum for Other Noninterest Income 21.9% 71.1% Wealth + Payments + Treasury Management As a percentage of Total Noninterest Income 2 1Q26 Card Services line item includes $1.3 million of interchange from corporate credit cards that are managed by Treasury Management team NII became a larger share of total revenue with significant NIM expansion and recent acquisition Adjusted Noninterest Income As a percentage of Total Revenue 1

1Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 15

Wealth Management

Busey WEALTH MANAGEMENT **$15.6 Billion** *Assets Under Care* **$72.1 Million** *LTM Revenue* [1] **45.8%** *LTM PT Margin* [2]

Assets Under Care

- Assets Under Care (AUC) remained stable QoQ despite lower market pressures during 1Q26 and is up $2.0 billion YoY, or 14%


$ in millions
$13,678
$14,102
$14,959
$15,657
$15,647
2025 Q1
2025 Q2
2025 Q3
2025 Q4
2026 Q1

- Strong net AUC inflows have supported YoY AUC growth
  - New wealth teams established in Kansas City, Wichita, Oklahoma City, Dallas, Denver, and Phoenix over the last twelve months
    - AUC in these new Western markets has grown to $136 million as of 3/31/26, with robust AUC in pipelines
- Net AUC inflows supported by the strong performance of our fully internalized investment office that utilizes a tailored, tax-efficient approach for each client, producing long-term returns that continue to outperform benchmarks[3]

Wealth Revenue [1] and Pre-Tax Income [2]

- 1Q26 Wealth revenue[1] of $19.5 million, a YoY increase of 11% and a new record quarterly revenue at the company
- Pre-tax profit margin[2] of 48.2% in 1Q26 and 45.8% over the last twelve months


Revenue
Pre-Tax Income 2
Pre-Tax Profit Margin 2
$ in millions
$17.6
46.6%
$8.2
$17.0
45.1%
$7.7
$17.4
43.0%
$7.5
$18.3
46.6%
$8.5
$19.5
48.2%
$9.4
2025 Q1
2025 Q2
2025 Q3
2025 Q4
2026 Q1

Integrated comprehensive capabilities to serve Personal & Institutional Clients

Wealth Revenue Composition [1]

% of Total WM Revenue	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1
Trust / Agency	80.8 %	82.9 %	86.2 %	86.3 %	83.6 %
Brokerage	7.3 %	7.6 %	8.0 %	8.2 %	7.7 %
Ag Services	9.0 %	2.4 %	0.6 %	1.6 %	6.7 %
Tax & Financial Planning	0.6 %	4.1 %	0.6 %	0.5 %	0.5 %
Estate Settlement	1.1 %	1.8 %	3.4 %	2.2 %	0.5 %
Other	1.1 %	1.2 %	1.1 %	1.1 %	1.0 %
Total	100 %	100 %	100 %	100 %	100 %

Wealth revenue was ~$1 million higher QoQ due to typical seasonality in Ag Services, with sale of grain highest during the first quarter of the year

[1] Wealth Management segment | [2] 1Q26 wealth management pre-tax income is adjusted to exclude non-operating expenses
[3] Busey Wealth Management's blended portfolio 3-year and 5-year returns vs. blended benchmark of 60% MSCI All-Country World Index and 40% Bloomberg Intermediate Govt/Credit Index

161Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $ in millions 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 Noninterest Expense $112.0 $127.8 $120.0 $120.3 $129.5 Acquisition & Restructuring Expenses (-) $26.0 $16.6 $7.2 $4.8 $16.7 Adjusted NIE 1 $86.0 $111.2 $112.8 $115.5 $112.8 Amortization of Intangibles (-) $3.1 $4.6 $4.5 $4.4 $4.3 Adjusted NIE excluding Amortization of Intangibles 1 $82.9 $106.6 $108.3 $111.1 $108.5 1 Non-GAAP, see Appendix | Note: Certain totals above may not tie exactly due to rounding. Detail amounts can be found in Non-GAAP table within Appendix Noninterest Expense Focused Control on Expenses $ in millions 2025 Q4 QoQ Change 2026 Q1 % of Total Adj. Compensation & Benefits $65.0 +6.3% $69.1 61.3 % Data processing $9.6 +2.1% $9.8 8.7 % Occupancy & Equipment $10.1 -3.0% $9.8 8.7 % Professional fees $3.4 -8.8% $3.1 2.7 % Amort. of intangible assets $4.4 -2.3% $4.3 3.8 % Other NIE $23.1 -27.7% $16.7 14.8 % Adjusted NIE 1 $115.5 -2.3% $112.8 100.0% ▪ Focused on delivering positive operating leverage: strong positive operating leverage of +14% in FY 2025 and again positive in 1Q26 ▪ Adjusted NIE (including amortization of intangibles) decreased 2.3% QoQ ▪ Continue to be mindful and diligent on expenses, focused on employing the best talent and deploying a best-in-class product set to position the company for efficient future growth ▪ Operating revenue1 per employee is $108k at 3/31/2026 compared to $78k at 12/31/2024 ▪ The “other noninterest expense” QoQ decline of 27.7% was related to lower marketing and business development costs due to timing, and because 4Q25 other expenses were elevated due to an unusual $3.8 million operating loss ▪ Non-operating expenses during 1Q26 were primarily comprised of costs from a previously announced management departure as well as other elevated compensation expenses due to additional synergies related to the CrossFirst acquisition that were identified and executed on during the quarter 61.8% 58.7% 55.3% 54.9% 55.1% 54.8% 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 Efficiency Ratio 1 Trend Adjusted Noninterest Expense Summary

171Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 36% 39% 39% 39% 39% 48% 77% 63% 93% 151% Dividend Payout Ratio Payout Ratio with Dividends & Share Repurchases 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 —% 50% 100% 150% $1,872 $1,888 $1,908 $1,920 $1,880 1 2.0% 1 2.2% 1 2.3% 1 2.4% 1 2.3% 7.0% Common Equity Tier 1 CET1 Ratio Min + Buffer Ratio 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 $1,676 $1,709 $1,748 $1,773 $1,722 8.8% 9.3% 9.9% 1 0.1% 9.8% TCE TCE Ratio 2025 Q1 2025 Q2 2025 Q3 2025 Q4 2026 Q1 Tangible Common Equity 1 1 Non-GAAP calculation, see Appendix | 2 1Q26 capital ratios are preliminary estimates 3 Common dividends and share repurchases during period divided by adjusted net income available to common shareholders during period $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 12.3% 13.8% 15.9 % Minimum Well Capitalized with Capital Buffer 7.0% 8.5% 10.5 % Amount of Capital $1,880 $2,103 $2,424 Well Capitalized Minimum with Buffer $1,069 $1,298 $1,604 Excess over Well Cap. Min. with Buffer $811 $805 $820 $ in millions $ in millions Robust Capital Foundation Common Equity Tier 1 2 Consolidated Capital as of 3/31/26 2Adjusted Common Stock Payout Ratio 3

Appendix

191Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Seasoned Leadership Team Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. Van A. Dukeman Chairman, President & CEO, First Busey Corp. Chairman & CEO, Busey Bank Tony Hammond President, Busey Bank Joined Busey in 2008 and has nearly 30 years of financial and leadership experience. Oversees various areas at Busey and its subsidiaries, including human resources, corporate communications, executive administration, marketing, the overall Busey experience, enterprise and strategic projects, as well as consumer and digital banking. Prior to Busey, Amy worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph Chief Operating Officer Joined Busey in January 2020 with over 25 years of financial leadership experience, including a 16-year tenure with KeyCorp. Oversees various areas at Busey and its subsidiaries, including enterprise, operational and third-party risk management, compliance, fair and responsible banking, vendor management, model risk, business continuity and information security. Monica L. Bowe Chief Risk Officer Joined Busey in March 2025 with the CrossFirst Bankshares merger and oversees various areas at Busey and its subsidiaries, including all information technology and business services and systems, service support, enterprise lending services, enterprise deposits and payments, and facilities. Previously, Amy held multiple executive leadership roles with CrossFirst Bank, most recently serving as Chief Operating Officer. Amy J. Fauss Chief Information & Technology Officer Joined Busey in 2011 and has over 20 years of experience in the financial services industry. Chip oversees all aspects of credit administration at Busey Bank, including commercial and consumer credit, portfolio monitoring and special assets. Before being named Chief Credit Officer in 2025, he has held the roles of President of Credit and Bank Administration, Co-Chief Banking Officer, and Regional President for Commercial Banking. Chip Jorstad Chief Credit Officer Joined Busey in September 2025. Oversees various areas at Busey and its subsidiaries—including accounting and corporate reporting, financial planning and analysis, budgeting and forecasting, corporate insights, capital markets, treasury, specialty finance and community investments, corporate development and investor relations. Chris previously served as Chief Strategy Officer at First National Bank, the largest subsidiary of F.N.B. Corporation. Chris H.M. Chan Chief Financial Officer Joined Busey in December 2011 and has over 45 years of legal experience. He oversees all legal matters and leads Busey’s corporate governance efforts. Prior to joining Busey, he was a shareholder in the law firm of Meyer Capel. John J. Powers General Counsel 2026 Executive Compensation Performance Measures Weighting Short-term incentives Operating EPS 40% Asset Quality Ratio 25% Fee Revenue from Wealth Mgmt., Payment Technology Solutions, Treasury Mgmt., and Capital Markets 20% Core Deposit Growth 10% Regulatory Ratings 5% Total 100% Long-term incentives Relative Total Shareholder Return vs. KRE constituents 50% Relative Operating ROAA vs. Proxy Peer Group 25% Relative TBV growth ex-AOCI plus cumulative dividends and share repurchases vs. Proxy Peer Group 25% Total 100% Executive compensation reinforces corporate priorities and is aligned with driving long-term shareholder value Joined Busey in May 2025. Oversees Busey’s regional operating sales and revenue model which includes all commercial, wealth, treasury management, payments and specialty business units. Tony has two decades of commercial banking experience—including serving as Head of Commercial and Middle Market Banking at HTLF and senior leadership roles at Arizona Bank & Trust, Johnson Bank and BOK Financial—with a track record of consistently leading high-performing teams, growing market share and attracting top talent across the industry.

201Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Estimated accretion schedule of loan discounts based on anticipated contractual cash flow. These projections include remaining purchase accounting impact from all prior M&A transactions. Purchase Accounting Projections ($ in thousands) Actuals Accretion/Amortization Impact Item 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 Thereafter Loans Accretion 2,272 6,576 6,088 5,571 5,760 5,546 5,303 4,941 65,218 CD Accretion 659 921 135 -5 -8 -6 -7 -5 289 Borrowings Amortization -203 -378 -369 -366 -357 -358 -358 -359 -3,707 Net NII Impact 2,728 7,119 5,854 5,200 5,394 5,183 4,937 4,578 61,800 Core Deposit Intangible & Wealth Intangibles Amortization -3,083 -4,592 -4,507 -4,432 -4,291 -4,232 -4,151 -4,082 -80,692 Total Pre-Tax Income Impact -355 2,527 1,347 768 1,103 951 786 496 -18,892

211Q26 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non- GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring items and provide additional perspective on Busey’s performance over time. Included in the Appendix are tables that present reconciliations between these non-GAAP measures and what management believes to be the most directly comparable GAAP financial measures. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax-effected numbers included in these non-GAAP disclosures are based on estimated statutory rates, estimated federal income tax rates, or effective tax rates, as noted in the tables below.

1Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 22

Non-GAAP Financial Information *(Unaudited)*

Calculation of Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

(dollars in thousands, except per share amounts)		Three Months Ended March 31, 2026	Three Months Ended December 31, 2025	Three Months Ended March 31, 2025
Net income (loss) (GAAP)	[a]	$ 49,981	$ 60,750	$ (29,990)
Day 2 provision for credit losses[1]		—	—	45,572
Other acquisition (income) expenses		5,244	4,859	26,026
Restructuring expenses		11,456	(43)	—
Net securities (gains) losses		940	667	15,768
Related tax benefit[2]		(4,410)	(1,047)	(22,069)
Non-recurring deferred tax adjustment[3]		—	—	4,591
Adjusted net income (Non-GAAP)	[b]	63,211	65,186	39,898
Preferred dividends	[c]	4,589	4,590	—
Adjusted net income available to common stockholders (Non-GAAP)	[d]	$ 58,622	$ 60,596	$ 39,898
Weighted average number of common shares outstanding, diluted (GAAP)	[e]	87,831,295	89,655,632	68,517,647
Diluted earnings (loss) per common share (GAAP)	[(a-c)÷e]	$ 0.52	$ 0.63	$ (0.44)
Weighted average number of common shares outstanding, diluted (Non-GAAP)[4]	[f]	87,831,295	89,655,632	69,502,717
Adjusted diluted earnings per common share (Non-GAAP)[4]	[d÷f]	$ 0.67	$ 0.68	$ 0.57

1. The Day 2 provision represents the initial provision for credit losses recorded in connection with the CrossFirst acquisition to establish an allowance on non-PCD loans and unfunded commitments and is reflected within the provision for credit losses line on the Statements of Income.
2. Tax benefits were calculated using tax rates of 25.0%, 19.1%, and 25.3% for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
3. A deferred valuation tax adjustment was recorded in the first quarter of 2025 in connection with the CrossFirst acquisition and the expansion of Busey's footprint into new states. Deferred tax adjustments are reflected within the income taxes line on the Statements of Income.
4. Dilution includes shares that would have been dilutive if there had been net income during the period.

1Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 23

Non-GAAP Financial Information *(Unaudited)*

Calculation of Return On Average Assets, Return On Average Tangible Common Equity, and Related Adjusted Return Measures

(dollars in thousands)		Three Months Ended March 31, 2026	Three Months Ended December 31, 2025	Three Months Ended March 31, 2025
Net income (loss) (GAAP)	[a]	$ 49,981	$ 60,750	$ (29,990)
Amortization of intangible assets		4,291	4,432	3,083
Tax effect of amortization of intangible assets[1]		(1,073)	(1,121)	(779)
Preferred dividends		(4,589)	(4,590)	—
Tangible net income available to common stockholders (Non-GAAP)	[b]	$ 48,610	$ 59,471	$ (27,686)
Adjusted net income (Non-GAAP)[2]	[c]	$ 63,211	$ 65,186	$ 39,898
Amortization of intangible assets		4,291	4,432	3,083
Tax effect of amortization of intangible assets[1]		(1,073)	(1,121)	(779)
Preferred dividends		(4,589)	(4,590)	—
Adjusted tangible net income available to common stockholders (Non-GAAP)	[d]	$ 61,840	$ 63,907	$ 42,202
Average total assets	[e]	$ 18,060,220	$ 18,309,250	$ 14,831,298
Return on average assets (Non-GAAP)[3]	[a÷e]	1.12 %	1.32 %	(0.82)%
Adjusted return on average assets (Non-GAAP)[3]	[c÷e]	1.42 %	1.41 %	1.09 %
Average common equity		$ 2,255,075	$ 2,253,609	$ 1,932,407
Average goodwill and other intangible assets, net		(478,885)	(483,640)	(411,020)
Average tangible common equity (Non-GAAP)	[f]	$ 1,776,190	$ 1,769,969	$ 1,521,387
Return on average tangible common equity (Non-GAAP)[3, 4]	[b÷f]	11.10 %	13.33 %	(7.38)%
Adjusted return on average tangible common equity (Non-GAAP)[3, 4]	[d÷f]	14.12 %	14.32 %	11.25 %

1. Tax effects were calculated using income tax rates of 25.0%, 25.3%, and 25.3% for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
2. A reconciliation is provided in the previous table.
3. Annualized measure.
4. Beginning in 2026, Busey revised, for all periods presented, its calculation of return on average tangible common equity and adjusted return on average tangible common equity to eliminate the effects of intangible asset amortization from the numerator of both calculations.

1Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 24

Non-GAAP Financial Information *(Unaudited)*

Calculation of Net Interest Margin and Adjusted Net Interest Margin

(dollars in thousands)		Three Months Ended March 31, 2026	Three Months Ended December 31, 2025	Three Months Ended March 31, 2025
Net interest income (GAAP)		$ 153,969	$ 157,558	$ 103,731
Tax-equivalent adjustment[1]		877	860	537
Tax-equivalent net interest income (Non-GAAP)	[a]	154,846	158,418	104,268
Purchase accounting accretion related to business combinations		(5,394)	(5,200)	(2,728)
Adjusted net interest income (Non-GAAP)	[b]	$ 149,452	$ 153,218	$ 101,540
Average interest-earning assets (Non-GAAP)	[c]	$ 16,665,766	$ 16,941,000	$ 13,363,594
Net interest margin (Non-GAAP)[2]	[a÷c]	3.77 %	3.71 %	3.16 %
Adjusted net interest margin (Non-GAAP)[2]	[b÷c]	3.64 %	3.59 %	3.08 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. Annualized measure.

Calculation of Pre-Provision Net Revenue and Related Measures

(dollars in thousands)		Three Months Ended March 31, 2026	Three Months Ended December 31, 2025	Three Months Ended March 31, 2025
Net interest income (GAAP)		$ 153,969	$ 157,558	$ 103,731
Total noninterest income (GAAP)		42,265	42,691	21,223
Net security (gains) losses (GAAP)		940	667	15,768
Total noninterest expense (GAAP)[1]		(129,519)	(120,320)	(112,030)
Pre-provision net revenue (Non-GAAP)	[a]	67,655	80,596	28,692
Acquisition and restructuring (income) expenses, excluding initial provision expenses		16,700	4,816	26,026
Adjusted pre-provision net revenue (Non-GAAP)	[b]	$ 84,355	$ 85,412	$ 54,718
Average total assets	[c]	$ 18,060,220	$ 18,309,250	$ 14,831,298
Pre-provision net revenue to average total assets (Non-GAAP)[1, 2]	[a÷c]	1.52 %	1.75 %	0.78 %
Adjusted pre-provision net revenue to average total assets (Non-GAAP)[2]	[b÷c]	1.89 %	1.85 %	1.50 %

1. Beginning in the second quarter of 2025, Busey revised its presentation, for all periods presented, to reclassify the provision for unfunded commitments out of total noninterest expense and into the provision for credit losses. This change affects all measures and ratios derived from total noninterest expense.
2. Annualized measure.

1Q26 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
25

Non-GAAP Financial Information *(Unaudited)*

Calculation of Efficiency Ratio

(dollars in thousands)		Three Months Ended March 31, 2026	Three Months Ended December 31, 2025	Three Months Ended March 31, 2025
Net interest income (GAAP)	[a]	$ 153,969	$ 157,558	$ 103,731
Tax-equivalent adjustment[1]		877	860	537
Tax-equivalent net interest income (Non-GAAP)	[b]	154,846	158,418	104,268
Total noninterest income (GAAP)		42,265	42,691	21,223
Net security (gains) losses		940	667	15,768
Adjusted noninterest income (Non-GAAP)	[c]	$ 43,205	$ 43,358	$ 36,991
Operating revenue (Non-GAAP)	[d = a+c]	$ 197,174	$ 200,916	$ 140,722
Tax-equivalent operating revenue (Non-GAAP)[2]	[e = b+c]	198,051	201,776	141,259
Adjusted noninterest income to operating revenue (Non-GAAP)	[c÷d]	21.91 %	21.58 %	26.29 %
Total noninterest expense (GAAP)[3]		$ 129,519	$ 120,320	$ 112,030
Acquisition and restructuring expenses, excluding initial provision expenses		(16,700)	(4,816)	(26,026)
Adjusted noninterest expense (Non-GAAP)[4]		112,819	115,504	86,004
Amortization of intangible assets		(4,291)	(4,432)	(3,083)
Adjusted noninterest expense excluding amortization of intangible assets (Non-GAAP)[3, 5]	[f]	$ 108,528	$ 111,072	$ 82,921
Efficiency ratio (Non-GAAP)[3, 6]	[f÷e]	54.80 %	55.05 %	58.70 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. Beginning in 2026, Busey changed the caption for this revenue measure, which was previously called "adjusted tax-equivalent revenue." The calculation itself has not changed.
3. Beginning in the second quarter of 2025, Busey revised its presentation, for all periods presented, to reclassify the provision for unfunded commitments out of total noninterest expense and into the provision for credit losses. This change affects all measures and ratios derived from total noninterest expense.
4. Beginning in 2026, to better align with industry standards, Busey revised its calculation of adjusted noninterest expense, for all periods presented, to exclude any adjustment for amortization of intangible assets.
5. Beginning in 2026, Busey changed the caption for the efficiency ratio numerator from "adjusted noninterest expense" to "adjusted noninterest expense excluding amortization of intangible assets." The calculation itself has not changed.
6. Beginning in 2026, Busey now reports a single efficiency ratio, which was previously reported as the "Adjusted efficiency ratio."

1Q26 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 26

Non-GAAP Financial Information *(Unaudited)*

Calculation of Tangible Common Equity, and Related Measures and Ratio

(dollars in thousands, except per share amounts)		As of March 31, 2026	As of December 31, 2025	As of March 31, 2025
Total assets (GAAP)		$ 18,036,622	$ 18,104,736	$ 19,464,252
Goodwill and other intangible assets, net		(475,520)	(480,729)	(496,118)
Tangible assets (Non-GAAP)[1]	[a]	$ 17,561,102	$ 17,624,007	$ 18,968,134
Total stockholders' equity (GAAP)		$ 2,413,022	$ 2,468,982	$ 2,179,606
Preferred stock and additional paid in capital on preferred stock		(215,197)	(215,197)	(7,750)
Common equity	[b]	$ 2,197,825	$ 2,253,785	$ 2,171,856
Goodwill and other intangible assets, net		(475,520)	(480,729)	(496,118)
Tangible common equity (Non-GAAP)[1]	[c]	$ 1,722,305	$ 1,773,056	$ 1,675,738
Tangible common equity to tangible assets (Non-GAAP)[1]	[c÷a]	9.81 %	10.06 %	8.83 %
Ending number of common shares outstanding (GAAP)	[d]	85,507,160	87,624,430	90,008,178
Book value per common share (Non-GAAP)	[b÷d]	$ 25.70	$ 25.72	$ 24.13
Tangible book value per common share (Non-GAAP)	[c÷d]	$ 20.14	$ 20.23	$ 18.62

1. Beginning in 2025, Busey revised its calculation of tangible assets and tangible common equity for all periods presented to exclude any tax adjustment.

Calculation of Core Deposits and Related Ratio

(dollars in thousands)		As of March 31, 2026	As of December 31, 2025	As of March 31, 2025
Total deposits (GAAP)	[a]	$ 14,736,060	$ 14,905,958	$ 16,459,470
Brokered deposits, excluding brokered time deposits of $250,000 or more		(60,123)	(70,140)	(722,224)
Time deposits of $250,000 or more		(865,493)	(876,207)	(867,035)
Core deposits (Non-GAAP)	[b]	$ 13,810,444	$ 13,959,611	$ 14,870,211
Core deposits to total deposits (Non-GAAP)	[b÷a]	93.72 %	93.65 %	90.34 %